EXHIBIT 10.64


                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (this "Agreement") is entered into on this 27th day of September, 2002 by and among RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Delaware, United States of America ("U.S.A."), with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A. ("Seller"),

AND

ALASIO BUSINESS INC., a company duly organized and existing under the laws of the British Virgin Islands, with registered office at Pasea Estate, Road Town, Tortola, British Virgin Islands, ("Buyer"), and MR. THOMAS W. BONFIGLIO, a citizen of the U.S.A., residing at Barrio Las Palmes, Radial Castilla 510, Santa Cruz de la Sierra, Republic of Bolivia (hereinafter referred to as "TB"),

AND

RURAL/METRO OF ARGENTINA S.A., ECCO S.A., RURAL/METRO INVERSORA S.R.L., SAMTI SALA MOVIL DE TERAPIA INTENSIVA S.R.L., INSTITUTO DE INVESTIGACIONES DEL CORAZON "INICOR" S.A., and SCREEN MEDICA S.A., all of the foregoing entities being (i) duly organized and existing under the laws of the Republic of Argentina ("Argentina") and (ii) subsidiaries of RURAL/METRO INTERNATIONAL, INC., a company duly organized and existing under the laws of Delaware, with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A., (the "Company") and a wholly-owned subsidiary of Seller (except the Company, altogether hereinafter referred to as the "Subsidiaries").

The Seller, the Buyer, the Subsidiaries and TB are hereinafter referred to jointly as the "Parties."

                                 R E C I T A L S

     WHEREAS, As of the Closing Date, Seller is the owner of the totality of the issued and outstanding shares of capital stock of the Company (the "Shares");
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     WHEREAS, TB is the legal representative of Buyer;

     WHEREAS, TB, as the former Chief Operating Officer, Group President and manager of the Subsidiaries for over one (1) year, has had full responsibility for and has complete Knowledge of all aspects of the business, finances, assets, Liabilities, Proceedings and operations of the Subsidiaries;

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding Shares of the Company held by Seller, subject to the terms and conditions herein;

     WHEREAS,  Buyer  and  the  Subsidiaries   acknowledge  that  the  tradename
"RURAL/METRO" (the "Tradename") has acquired significant market value and recognition and constitutes a substantial asset associated with the highest standards in the fire protection services and the health care services provided by the Subsidiaries in Argentina;

     WHEREAS, the Subsidiaries desire to continue using, and enjoying the value and benefits of, the Tradename in Argentina as such Tradename is used in the business and operations of the Subsidiaries;

     WHEREAS, the Buyer and the Subsidiaries acknowledge that the granting of the right to the continued use of the Tradename by Seller represents a substantial part of the consideration being received by Buyer and a significant inducement for the Buyer and the Subsidiaries to enter into this Agreement;

     WHEREAS, Seller is willing to grant Buyer and the Subsidiaries the right to continue to use the Tradename in Argentina as such Tradename is presently being used in the business and operations of the Subsidiaries, subject to the terms and conditions of that certain Tradename Use Agreement dated as of even date hereof (the "Tradename Use Agreement);

     WHEREAS,   Seller  acknowledges  certain  Liabilities,   including  without
limitation net inter-company payable balances to the Subsidiaries as of the date of this Agreement (the "Account Payable Obligations");

     WHEREAS, Buyer is willing to assume the Account Payable Obligations and any and all Liabilities related thereto, and Subsidiaries are willing to consent to the assignment of the Account Payable Obligations and any and all Liabilities related thereto, to Buyer and to fully release Seller and all Affiliates of Seller, from the Account Payable Obligations and any and all Liabilities related thereto;

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     WHEREAS, Seller acknowledges that Buyer's assumption of the Account Payable
Obligations and any and all Liabilities related thereto, and the Subsidiaries' consent and release in connection therewith represent a substantial part of the consideration being received by Buyer and a significant inducement for the Seller to enter into this Agreement;

     NOW, THEREFORE, intending to be legally bound, and in consideration of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

1.   DEFINITIONS

     1.1 As used in this Agreement, the following terms or expressions shall have the meaning hereinafter indicated.

"AFFILIATE" shall mean any Person, corporation, partnership, firm, joint venture or other entity, which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of one of the Parties.

"ARGENTINA" shall have the meaning assigned to it in the Introduction to this Agreement.

"ACCOUNT PAYABLE OBLIGATIONS" shall have the meaning assigned to it in the Recitals above.

"ARGENTINEAN GAAP" shall mean generally accepted accounting principles for financial reporting in Argentina.

"BUYER" shall have the meaning assigned to it in the Introduction to this Agreement.

"BUYER'S CLOSING DOCUMENTS" shall have the meaning assigned to it in Section 3.1(b) of this Agreement.

"CLOSING" shall mean the delivery by the Parties of all certificates and documents required to be delivered pursuant to this Agreement.

"CLOSING DATE" shall mean the date upon which the Closing occurs.

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"COMPANY"  shall have the  meaning  assigned to it in the  Introduction  to this
Agreement.

"CONTRACT" shall mean any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond, or other instrument or consensual obligation (whether written or oral and whether express or implied).

"CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of a majority of the voting rights, by contract, or otherwise.

"ENCUMBRANCE" shall mean any charge, claim, mortgage, servitude, easement, right of way, community or other material property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

"GENERAL RELEASE" shall have the meaning assigned to it in Section 2.2 (a) of this Agreement.

"FOREIGN SUBSIDIARIES" shall have the meaning assigned to it in Section 5.2 (a) of this Agreement.

"GOVERNMENTAL BODY" shall mean any:

   (i) nation, region, state, county, city, town, village, district, or other jurisdiction;

   (ii)   federal, state, local, municipal, foreign or other government;

   (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

   (iv)   multinational   organization   (to  the  exclusion  of   multinational
          corporation or similar legal entity);

   (v)    body   exercising,   or  entitled  to  exercise  any   administrative,
          executive,  judicial,  legislative,   policy,  regulatory,  or  taxing
          authority or power of any nature; and

   (vi)   official of any of the foregoing.

"KNOWLEDGE" - (i) an individual will be considered to have Knowledge of a fact or matter if the individual is actually aware of the fact or matter or a prudent individual could be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonable inquiry concerning the existence of the fact or matter, (ii) an entity will be considered to have knowledge of a fact or matter if any individual who is serving, or who has at any time served, as officer, director or manager (or in similar capacity) has, or at any time had, knowledge of the fact or matter, and (iii) Seller shall not be considered to have knowledge of a fact or matter unless the Subsidiaries or TB expressly brought, in writing, that fact or matter to the attention of the Chief Executive Officer or General Counsel of Seller.

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"LEGAL  REQUIREMENT" shall mean any constitution,  law, statute,  treaty,  rule, regulation, ordinance, binding case law or principle of common law, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

"LIABILITIES" shall mean all manner and nature whatsoever of any past, present or future claims, costs, losses, liabilities, obligations, deficiencies, diminutions of value, expense, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, damages, actions, proceedings, causes of action or suits, judgments, executions and demands, including without limitation unpaid taxes, fees, levies, duties, tariffs, fines, penalties and other charges of any kind imposed by any Governmental Body, whether any of the foregoing arise in law or at equity, whether any of the foregoing are known or unknown, absolute, accrued, contingent, choate, inchoate, or otherwise, due or to become due, and whether any of the foregoing are or are not required to be reflected on a balance sheet prepared in accordance with (i) U.S. GAAP or (ii) Argentinean GAAP.

"LOSS" shall mean any Liability (including any penalty and any reasonable professional and legal fees and costs) incurred or suffered by a Party (or a person entitled to indemnification under this Agreement), whether or not involving a third-party claim;

"MATERIAL ADVERSE EFFECT" - something would be considered to have a "Material Adverse Effect" if it (i) materially adversely affects the financial or other condition or results of operations, assets, Liabilities, equity, business or prospects of the Subsidiaries, or (ii) materially adversely impedes the ongoing business or operations of the Subsidiaries.

"ORDER" shall mean any order, injunction, judgement, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"ORGANIZATIONAL   DOCUMENTS"   shall  mean  any   charter,   articles,   bylaws,
certificates, statement, statutes, or similar document adopted, filed or registered in connection with the creation, formation, or organization of an entity, and any Contract among the equity holders, partners or members of an entity.

"PARTIES" shall have the meaning assigned to it in the Introduction to this Agreement.

"PERSON" shall refer to an individual, or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equity holders or members.

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"PROCEEDING" shall mean any action, arbitration,  audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body or arbitrator.

"PROCESS AGENT" shall have the meaning assigned to it in Section 10(4)(d) of this Agreement.

"RELEASED PARTIES" shall mean Seller, and (excluding Releasors) each of its past, present and future Affiliates, the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing.

"RELEASORS" shall mean each of TB, the Subsidiaries and Buyer, and (excluding any Released Parties) each of their past, present and future Affiliates, and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing.

"SHARES" shall have the meaning assigned to it in the Recitals of this Agreement.

"SELLER" shall have the meaning assigned to it in the Introduction to this Agreement.

"SELLER'S  CLOSING  DOCUMENTS"  shall have the meaning assigned to it in Section
3.1 (a) of this Agreement.

"SUBSIDIARIES" shall have the meaning assigned to it in the Introduction to this Agreement.

"TB" shall have the meaning assigned to it in the Introduction to this Agreement.


"TRADENAME USE AGREEMENT" shall have the meaning assigned to it in the Recitals above.

"U.S.A." shall have the meaning assigned to it in the Introduction to this Agreement.

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"U.S. GAAP" shall mean generally  accepted  accounting  principles for financial reporting in the U.S.A.

"U.S.A. SUBSIDIARIES" shall have the meaning assigned to it in Section 8 (e) of this Agreement.

     1.2  PRINCIPLES OF INTERPRETATION

     Capitalized terms used in this Agreement and in the Appendices hereto have the meanings set forth in this Agreement. In this Agreement, unless otherwise indicated and unless otherwise required by the context, the singular includes the plural and plural the singular; words importing any gender include each other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the words "will" and "shall" shall be deemed to be interchangeable; references to articles, sections (or subdivisions of sections), exhibits, annexes, appendices or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments; and references to persons include their respective permitted assigns and successors. The division of this Agreement into Articles and Sections shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "herein", "hereof", "hereunder" and similar expressions refer to this entire Agreement, including the Recitals and attachments hereto, and not to any particular Article, Section, paragraph, Appendix, Schedule or other portion hereof and include any agreement supplemental hereto. Unless otherwise provided, all references to "Articles", "Sections", "paragraphs" "Appendices" and "Schedules" are to Articles, Sections and paragraphs of, and attachments to this Agreement, each of which is made a part of this Agreement for all purposes.

2.   SALE AND TRANSFER OF SHARES; CLOSING

     2.1  SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell and transfer the Shares to Buyer, and Buyer shall purchase the Shares from Seller.

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     2.2  CONSIDERATION

     In consideration for (i) the purchase of the Shares, (ii) the granting of the right to continue to use the Tradename pursuant to the Tradename Use Agreement, and (iii) any other transactions contemplated hereunder:

          (a) TB, the Buyer, the Subsidiaries and the other Releasors hereby irrevocably, jointly and severally, knowingly and voluntarily, fully and forever, release and discharge Seller, and the other Released Parties from any and all Liabilities and Proceedings (whether or not a Proceeding has been commenced), which Releasors may have had or may now or hereafter have or claim or otherwise assert against or with respect to any one or more of the Released Parties for, upon or by reason of any matter, cause or thing whatsoever at any time on or before the date of this Agreement, including, without limitation, any claim relating to, referring to, arising out of, or in connection with (i) the Account Payable Obligations, (ii) the condition or value of the stock, financial statements, general ledgers, books of accounting, balances, capitalization, equity holdings, and any and all of the assets and Liabilities of the Subsidiaries, (iii) any and all Contracts, agreements, understandings or relationships of any the Released Parties with any of the Releasors, (iv) any and all rights or entitlements as a shareholder, officer, director, employee, agent, creditor or otherwise of the Released Parties, as may have been at any time applicable to Releasors, (v) the Subsidiaries or their respective operations or Seller's ownership of the Company or the Subsidiaries, or (vi) any and all other dealings between or among the Parties, or any other claims, demands and Liabilities arising under any Legal Requirement. The foregoing release does not extend to any obligations established by this Agreement. TB, Buyer and the Subsidiaries further agree to execute on the Closing Date a general release in the form attached hereto as Appendix A (the "General Release").

          (b) TB, Buyer and the Subsidiaries hereby agree that (i) any Liabilities, Proceedings and Account Payable Obligations released and discharged pursuant to the terms of Section 2.2(a) above shall expressly include any and all of Seller's Account Payable Obligations and any and all Liabilities related thereto and (ii) the execution of this Agreement by TB, Buyer and the Subsidiaries shall constitute TB's, Buyer's and the Subsidiaries' express, irrevocable and unconditional consent to such release and discharge.

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          (c) Buyer and the Subsidiaries shall, jointly and severally indemnify, defend and hold harmless the Released Parties and each of them, for, from and against any and all Liabilities (whether or not a Proceeding has been commenced) and Proceedings directly or indirectly arising out of or connected in any way whatsoever with the Account Payable Obligations and/or this Agreement and the
transactions   contemplated   hereunder.   Buyer  and  the   Subsidiaries   each
acknowledges and agrees that its indemnity and hold harmless obligations include but are not limited to the indemnity and hold harmless obligations set forth in
Section 7.3 hereof.

     2.3  CLOSING

     The Closing shall take place on September 27, 2002. Failure to consummate the purchase and sale provided for in this Agreement on the date determined by the previous sentence shall not result in the termination of this Agreement and shall not relieve any Party of any obligation under this Agreement.

3.   CLOSING OBLIGATIONS

     3.1  On the Closing Date:

          (a) Seller shall deliver to Buyer the documents ("Seller's Closing Documents") more fully described in Appendix B attached hereto, and

          (b) Buyer shall deliver to Seller the documents ("Buyer's Closing Documents") more fully described in Appendix C attached hereto.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     4.1  ORGANIZATION, GOOD STANDING AND ENFORCEABILITY

          (a) Seller is duly incorporated, duly organized and validly existing under the laws of its jurisdiction and has the requisite corporate power to carry on its businesses as presently conducted, and to perform all its obligations under this Agreement.

          (b) Seller has delivered to Buyer copies of the Organizational Documents of the Company and Subsidiaries, as currently in effect.

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          (c)  This  Agreement   constitutes  the  legal,   valid,  and  binding
obligation of Seller, enforceable against Seller in accordance with its terms.

     4.2  CAPITALIZATION

     The Shares represent all of the issued and outstanding shares in the Company. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     4.3  FEES

     Seller represents that there are no finder's fees, brokerage fees or commissions, or similar related fees payable or reimbursable to any Person by Seller in connection with this Agreement or the transactions contemplated hereunder.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to and Seller as follows:

     5.1  ORGANIZATION, GOOD STANDING AND ENFORCEABILITY

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction. Buyer has the necessary power and authority to enter into and deliver this Agreement and all documents contemplated hereby, to perform its obligation hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all documents contemplated hereby and the consummation of the transactions contemplated hereby by Buyer shall be duly authorized by all necessary corporate actions on or prior to the Closing Date.

          (b) This Agreement and all documents contemplated hereby have each been duly and validly authorized, executed and delivered by Buyer and constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

          (c) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement have been obtained. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement.

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          (d)  There  is  no  legal  action,  suit,  arbitration,   governmental
investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the Knowledge of Buyer threatened, in connection with or relating to the transactions contemplated by this Agreement, and Buyer does not know or has any reason to be aware of any basis for the same.

          (e) Upon consummation of the transactions contemplated by this Agreement, Buyer and the Subsidiaries shall have capital sufficient to carry on their respective businesses and transactions in which they engage and shall be able to pay their debts as they mature, and shall own property and assets having a present fair saleable value on a going concern basis greater than the amount required to pay their then-probable Liabilities (including contingencies).

     5.2  DUE DILIGENCE; "AS IS"

          (a) Buyer conducted a full due diligence review (the "Due Diligence Review") with respect to all matters associated with the Company, the Subsidiaries, the foreign subsidiaries (including the U.S.A. Subsidiaries as defined in Section 8 (e) below, all such foreign and U.S.A. Subsidiaries hereinafter referred to as the "Foreign Subsidiaries," as such are more fully described in Appendix D attached hereto and the transactions contemplated by this Agreement, including but not limited to (i) the completion by Buyer, and to Buyer's complete satisfaction, of the Due Diligence Review, and (ii) a complete legal and financial review of the Company and the Subsidiaries. Buyer further represents that, through TB's role as Chief Operating Officer, Group President and manager of the Subsidiaries for over one (1) year or otherwise, Buyer and its legal and financial advisors have had, to their complete satisfaction, full and free access to the Company's and Subsidiaries' personnel, properties, Contracts, books and records, tax filings including any and all other documents and data deemed necessary by Buyer.

          (b) Buyer acknowledges and accepts that the purchase of the Shares as contemplated by this Agreement shall imply the transfer of the Company (and thereby the Foreign Subsidiaries, the Subsidiaries and their respective assets and Liabilities, known and unknown) "as is", with all assets and Liabilities as they stand on the Closing Date, regardless of value or condition, and that (i) none of the Seller's representations and warranties included herein shall limit in any way the meaning of the term "as is" as used herein, and (ii) Seller does not furnish any representation or warranty other than the ones provided in this Agreement.

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     5.3  ORGANIZATIONAL DOCUMENTS AND CORPORATE BOOKS

     Buyer is in possession of all the corporate books and records of the Company and the Subsidiaries as such may be required for the purpose of continuing the business of the Company and the Subsidiaries as such is presently being conducted.

     5.4  NO ADDITIONAL REPRESENTATIONS AND WARRANTIES FROM SELLER

     Buyer hereby acknowledges that, as of and up to the Closing Date, TB is the Chief Operating Officer, Group President and manager of the Subsidiaries and managed the business and operations of the Subsidiaries for over one (1) year. By virtue of the relationship between Buyer, the Subsidiaries, the Company and TB, Buyer has full Knowledge of all aspects and issues, whether legal, financial or otherwise, associated with the business and operations of the Company and the Subsidiaries, and does not require any further representations and/or warranties whatsoever from Seller other than those representations and warranties made in
Article 4 of this Agreement. Buyer further represents and warrants that it has full Knowledge as of the Closing Date of any and all issues, including Liabilities of the Company and the Subsidiaries and existing Proceedings against the Company and the Subsidiaries, which could have a Material Adverse Effect on the Company and/or Subsidiaries and/or their business and operations.

     5.5  NO PROHIBITION

     Neither the consummation nor the performance of the terms of this Agreement shall, directly or indirectly (with or without notice or lapse of time) contravene, or cause Buyer, Seller, the Company or the Subsidiaries to suffer any Material Adverse Effect under (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     5.6  FEES

     Buyer represents that there are no finder's fees, brokerage fees or commissions, or similar related fees payable or reimbursable to any Person by Buyer in connection with this Agreement or the transactions contemplated hereunder.

6.   REPRESENTATIONS AND WARRANTIES OF TB

     6.1 TB represents and warrants to Seller, the Company, Buyer and the Subsidiaries that, as the Chief Operating Officer, Group President and manager of the Subsidiaries' business for over one (1) year, (i) TB is fully aware of all aspects and issues, whether legal, financial or otherwise, associated with the business and operations of the Subsidiaries, (ii) that, as of the Closing Date, TB has full Knowledge of any and all issues, including Liabilities of the Subsidiaries and existing Proceedings against the Subsidiaries, which could have a Material Adverse Effect on the Subsidiaries and/or their business and operations, that (iii) TB and/or his advisors thoroughly completed the Due Diligence Review to their full satisfaction, and that (iv) TB hereby acknowledges and agrees to the sale and purchase of the Shares and transfer of the Company and the Subsidiaries contemplated by this Agreement on an "as is" basis.

     6.2 TB represents that there are no finder's fees, brokerage fees, commissions or other similar related fees payable or reimbursable to any Person by TB (and, for purpose of this Section 6.2, payable by the Subsidiaries) in connection with this Agreement and the transactions contemplated hereunder.

7.   INDEMNIFICATION; REMEDIES; RELEASE

     7.1  SURVIVAL; RIGHT TO INDEMNIFICATION

     All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing Date. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of having been acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     7.2  INDEMNIFICATION BY SELLER; NO LIABILITIES

     Seller shall indemnify and hold harmless Buyer and its representatives, equity owners, controlling persons and Affiliates (collectively with Buyer, the "Buyer Indemnified Persons") for, and shall pay to the Buyer Indemnified Persons the amount of, any Loss arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Seller in this Agreement or in any certificate delivered by Seller pursuant to this Agreement;

          (b) any breach by Seller of any covenant or obligation of Seller in this Agreement; and

          (c) any and all Proceedings, demands or assessments, costs and expenses incidental to any of the foregoing matters set forth in Section 7.2 (a) and (b).

The remedies provided in this Section 7.2 shall be exclusive and in limitation of any other remedies that might otherwise be available to the Buyer Indemnified Persons.

     7.3  INDEMNIFICATION BY BUYER AND SUBSIDIARIES

     7.3.1 Buyer and Subsidiaries, jointly and severally, shall indemnify and hold harmless Seller, and each of its respective representatives, equity owners, controlling persons, and Affiliates (collectively with Seller, the "Seller
Indemnified Persons"), and shall pay to the Seller Indemnified Persons the amount of any Loss arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Buyer or TB in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;

          (b) any breach by Buyer, Subsidiaries or TB of any covenant or obligation of Buyer, Subsidiaries or TB in this Agreement;

          (c) any Liabilities of the Company or the Subsidiaries whether prior to, on or after the Closing Date; and

          (d) any and all Proceedings, demands or assessments, and costs and expenses incidental to any of the foregoing matters set forth in Section 7.3.1
(a) through (c).

     7.3.2 With respect to the matters for which any Buyer Indemnified Person is required to provide indemnification pursuant to Section 7.3, a Buyer Indemnified Person shall not have, and shall not be entitled to exercise or assert, or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against any Seller Indemnified Person.

     7.3.3 Notwithstanding anything to the contrary contained in this Agreement or otherwise (including, without limitation, the terms of the General Release),

          (a) in the event that any Seller Indemnified Person becomes liable to any Buyer Indemnified Person, whether under Section 7.2 or otherwise, in no event shall the aggregate amount of such liability of the Seller Indemnified Persons (including but not limited to any and all Liabilities of Seller Indemnified Persons for costs, expenses and attorneys' fees) exceed the amount of US$50,000.00 (Fifty Thousand U.S.A. Dollars).

          (b) In the event that any Buyer Indemnified Person becomes liable to any Seller Indemnified Person, whether under Section 7.3 or otherwise, the aggregate amount of such liability of the Buyer Indemnified Persons (including but not limited to any and all Liabilities of Buyer Indemnified Persons for costs, expenses and attorneys' fees) shall not be subject to any maximum amount.

8.   COVENANT NOT TO COMPETE

          (a) For a period of seven (7) years from the Closing Date, Buyer, the Company, the Subsidiaries and TB each agrees that they or he shall not:

               (i) directly or indirectly, and whether as a principal, agent, employee or otherwise, or alone or in association with any Person own, share in the earnings of, invest in the stock, bonds or other securities of, manage, operate, finance (whether as a lender, investor or otherwise), Control, participate in the ownership, management, operation, or Control of, be employed by, associated with, or in any manner connected with, lend money to, render services or advice to, be engaged or employed by, or take part in, or, consult or advise, any other Person that is engaged in any business that the Seller or any of its respective Affiliates conduct as of the Closing Date within the U.S.A.;

               (ii) directly or indirectly: (A) cause or induce, or attempt to cause or induce, any present or future employee of Seller, or any of its Affiliates to terminate his or her employment with Seller or such Affiliate as such employment exists following the Closing Date; (B) in any way interfere with the relationship between Seller or any such Affiliate and any such employee; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Seller or any such Affiliate; or (D) solicit the business of any Person known to be a customer of Seller or any of its Affiliates.

     Each of the obligations set out in Section 8 (a) is severable and independent so that if Section 8 (a) or any part or provision of it is unenforceable then that part shall be deemed eliminated or modified to the minimum extent necessary to make this Agreement or that part enforceable.

          (b) Buyer, the Company, Subsidiaries and TB each recognizes, acknowledges and agrees that if Buyer, the Company, Subsidiaries or TB breach any of the covenants, duties or obligations set forth in Section 8 (a), Seller, or any of its Affiliates would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by them as a result of such breach, and that Seller, or any of its respective Affiliates would not be reasonably or adequately compensated in damages in any action at law. In addition to any other remedy Seller, or any of its Affiliates may have at law, in equity, by statute or otherwise, if Buyer, the Company, Subsidiaries or TB breach any of their covenants, duties or obligation set forth in Section 8(a), Seller, or any of its Affiliates shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief to enforce any of the rights of Seller, or any of its Affiliates without the necessity of proving the amount of any actual damage resulting therefrom; provided, however, that nothing contained herein shall be deemed or construed in any manner whatsoever as a waiver by Seller, or any of its Affiliates of any of the rights that they may have against Buyer, the Company, Subsidiaries or TB at law, equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Buyer, the Company, Subsidiaries or TB of any of their covenants, agreements, duties or obligations under this Agreement.

          (c) Buyer, the Company, Subsidiaries and TB each acknowledges that:

               (i) the covenants given in Section 8(a) are material to Seller's decision to enter into this Agreement; and

               (ii) the restraints contained in Section 8 (a) are fair and reasonable regarding the subject matter, area and duration and are reasonably required by Seller, or any of its Affiliates to protect their respective business, financial and proprietary interests.

          (d) Buyer, the Company, Subsidiaries and TB hereby acknowledge that, except as expressly set forth in the Tradename Use Agreement, nothing in this Agreement is intended to grant a license or any rights of any nature whatsoever to any of the intellectual property rights of Seller or any of its Affiliates, which include, but are not limited to, any of their patents, mask work rights, trademarks, trade names, service marks, logos, copyrights, derivatives, software or any other intellectual property rights.

          (e) Buyer and TB hereby agree that immediately following the Closing Date and without any delay, they (i) shall proceed to change the Company's name, including any and all of the Company's subsidiaries' organized and existing under the law of the U.S.A. (the "U.S.A. Subsidiaries") and containing the Tradename or any part thereof in their corporate name, so that the new corporate name of any such U.S.A. Subsidiaries shall not include in any way or manner whatsoever, whether directly or indirectly, any reference to the Tradename, and
(ii) shall take any and all necessary additional steps to avoid any possibility of Buyer, TB, the U.S.A. Subsidiaries and/or the Company (as renamed pursuant to the terms of this provision) being considered in any way or manner whatsoever, as an agent, legal representative, partner or joint venturer of Seller.

9.   TERMINATION

     The Parties agree that this Agreement is not subject to termination and that the non-performance by any of the Parties of any of the obligations imposed on them shall not give rise to any of the other Parties' right to terminate this Agreement, which right is hereby expressly waived by the Parties. In the event of such non-performance, strict compliance with the terms of this Agreement may be demanded together with the recovery of any damages otherwise sustained as a consequence of such non-performance.

10.  OTHER TERMS

     10.1 EXPENSES; COSTS AND FEES

     Except as otherwise expressly provided in this Agreement, the Parties shall bear their respective expenses, costs and fees incurred in connection with the preparation, execution, and performance of this Agreement.

     10.2 CONFIDENTIALITY

          (a) The Parties undertake that they shall treat as strictly confidential all information received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement or the subject matter of this Agreement, and subject to the provisions of Section 10.2 (b) that they shall not at any time hereafter make use of or disclose or divulge to any Person any such information and shall use their best efforts to prevent the publication or disclosure of any such information.

          (b) The restrictions contained in Section 10.2 (a) shall not apply so as to prevent Seller from making any disclosure pursuant to any Legal Requirement or required by any Governmental Body, including any securities laws or regulations to which the Seller is subject or from making any disclosure to any professional advisors for the purpose of obtaining advice and/or opinion (provided always that the provisions of this Section 10.2 shall apply to such professional advisors) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Section 10.2.

     10.3 NOTICES

     All notices, consents, waivers, and other communications required to be given under this Agreement must be in writing and shall be deemed to have been duly given when actually received, and may be (i) delivered by hand (with written confirmation of receipt), (ii) delivered by registered letter (with return receipt), (iii) sent by facsimile or e-mail with proper evidence of receipt, or (iv) sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other address as either of the Parties may designate by notice to the other Party):

          (a)  If to Seller:

               Attention:           RURAL/METRO CORPORATION (DELAWARE)
                                    John S. Banas, III
               Address:             Legal Department
                                    8401 East Indian School Road
                                    Scottsdale, Arizona 85251
               Facsimile No.:       480-606-3328
               E-mail Address:      john_banas@rmetro.com

               With a copy to:

               Attention:           SQUIRE, SANDERS & DEMPSEY
                                    Paul M. Gales
               Address              40 N. Central Avenue, Suite 2700
                                    Phoenix, Arizona 85004
               Facsimile No.:       602-253.8129
               E-mail Address:      pgales@ssd.com

          (b)  If to Buyer:

               Attention:           ALASIO BUSINESS INC.
                                    Mr. Diego Licio
               Address:             Plaza Independencia 811
                                    Montevideo
                                    Republic of Uruguay
               Facsimile No.:       0058-82-902-5454
               E-mail Address:      dlicio@guyer.com.uy

         (c)   If to Subsidiaries:

               Attention:           RURAL/METRO OF ARGENTINA S.A.
                                    Mr. Thomas William Bonfiglio
               Address:             Bvd. Illia 235, 7th, Floor
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

               Attention:           ECCO S.A.
                                    Mr. Thomas William Bonfiglio
               Address:             Rioja 1464, 2nd Floor
                                    City of Rosario, Province of Santa Fe
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

               Attention:           RURAL/METRO INVERSORA S.R.L.
                                    Mr. Thomas William Bonfiglio
               Address:             Bvd. Illia 235, 7th, Floor
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

               Attention:           SAMTI SALA MOVIL DE TERAPIA INTENSIVA S.R.L.
                                    Mr. Thomas William Bonfiglio
               Address:             Bvd. Illia 235, 7th, Floor
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

               Attention:           INSTITUTO DEL INVESTIGACIONES DEL CORAZON
                                    "INICOR" S.A.
                                    Mr. Thomas William Bonfiglio
               Address:             Bvd. Illia 235, 7th, Floor
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

               Attention:           SCREEN MEDICA S.A.
                                    Mr. Thomas William Bonfiglio
               Address:             Bvd. Illia 235, 7th, Floor
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

         (d)   If to TB:

               Attention:           THOMAS W. BONFIGLIO

               Address:             Independencia 991, 11th Floor, Apt. "A"
                                    City of Cordoba - Province of Cordoba
                                    Republic of Argentina
               Facsimile No.:       0054-351-446-6688 extension 1541
               E-mail Address:      tombonfig@tucan.cnb.net

     10.4 GOVERNING LAW AND JURISDICTION; JURY WAIVER; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflict of laws.

          (b) Buyer, TB, the Subsidiaries and/or any other Person or entity claiming rights hereunder, hereby consent that any suit or other legal proceeding initiated by Buyer, TB, the Subsidiaries and/or any Person or entity claiming any right under this Agreement against Seller shall be brought solely in the courts located in Maricopa County, State of Arizona, U.S.A.

          (c) Buyer, TB, and the Subsidiaries hereby waives all right to trial by jury in any court, suit, action, or proceeding arising out of this Agreement or related to any of the transactions contemplated hereunder.

          (d) Buyer, TB and the Subsidiaries hereby irrevocably designate, appoint, authorize and empower CT Corporation System with offices currently located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as his/its agent to receive on behalf of himself/itself and his/its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the courts located in Maricopa County, State of Arizona, U.S.A.. Such service may be made by mailing or delivering a copy of such process to the relevant party in care of the Process Agent at its address specified above, and each of TB, the Buyer, and the Subsidiaries hereby authorize and direct the Process Agent to accept such service on his/its behalf.

     10.5 WAIVER

     Neither the failure nor any delay by any of the Parties in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one of the Parties, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one of the Parties shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.6 ENTIRE AGREEMENT

     This Agreement supersedes any and all prior agreements among the Parties with respect to its subject matter and this Agreement, including the Recitals, constitutes a complete and exclusive statement of the terms and conditions of the agreement between the Parties with respect to its subject matter.

     10.7 ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHT

     None of the Parties may assign or otherwise transfer any of its rights under this Agreement without the express prior written consent of the other Parties, and any attempted assignment without such consent shall be null and void. Nothing expressed or referred to in this Agreement shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement. This Agreement shall apply to, be binding in all respects upon, and inure to the sole benefit of the respective heirs, executors, administrators, successors and permitted assigns of the Parties, the other Releasors, the other Released Parties, the other Seller Indemnified Persons and the other Buyer Indemnified Persons.

     10.8 HEADINGS

     The headings of the various sections and paragraphs of this Agreement are provided for convenience of reference only and shall not be deemed to be part of this Agreement nor affect its construction or interpretation.

     10.9 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 FURTHER ASSURANCES

     The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things as may be reasonably requested by another Party for the purpose of carrying out the intent of this Agreement and the contemplated transactions.

     10.11 USE OF THE ENGLISH LANGUAGE

     This Agreement has been executed in the English language and the Parties hereby expressly agree that the English version of this Agreement shall, at all time and for all purposes, control and govern the meaning and interpretation of the matter set forth herein, and that any Spanish version of this Agreement has been prepared for Buyer's and Subsidiaries' convenience only.

     IN WITNESS WHEREOF, the Parties executed this Agreement in six (6) counterparts, in the City of Phoenix, Arizona, U.S.A., on this 27th day of September 2002.


By: Rural/Metro Corporation                 By: Alasio Business, Inc.

/s/ John S. Banas, III                      /s/ Thomas W. Bonfiglio
------------------------------------        ------------------------------------
Name: John S. Banas, III                    Name: Thomas W. Bonfiglio
Title: Vice President and                   Title: Attorney in Fact
         General Counsel


By: Rural/Metro of Argentina S.A.           By: ECCO S.A.

/s/ Thomas W. Bonfiglio                     /s/ Thomas W. Bonfiglio
------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: President                            Title: President


By: Rural/Metro Inversora S.R.L.            By: Samti Sala Movil
                                            de Terapia Intensiva S.R.L.

/s/ Thomas W. Bonfiglio                     /s/ Thomas W. Bonfiglio
------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: Manager                              Title: Manager


By: Instituto del Investigaciones
    del Corazon "Inicor" S.A.               By: Screen Medica S.A.

/s/ Thomas W. Bonfiglio                     /s/ Thomas W. Bonfiglio
------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: President                            Title: President


By: Rural/Metro International, Inc.         By: Thomas W. Bonfiglio

/s/ John S. Banas, III                      /s/ Thomas W. Bonfiglio
------------------------------------        ------------------------------------
Name: John S. Banas, III                    Name: Thomas W. Bonfiglio
Title: Secretary

                                   APPENDIX A

                             FORM OF GENERAL RELEASE


For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ALASIO BUSINESS INC., a company duly organized and existing under the laws of British Virgin Islands ("Alasio"), MR. THOMAS W. BONFIGLIO, an individual ("Bonfiglio"), RURAL/METRO OF ARGENTINA S.A., ECCO S.A., RURAL/METRO INVERSORA S.R.L., SAMTI SALA MOVIL DE TERAPIA INTENSIVA S.R.L., INSTITUTO DE INVESTIGACIONES DEL CORAZON "INICOR" S.A., and SCREEN MEDICA S.A., all companies duly organized and existing under the laws of the Republic of Argentina (collectively referred to as the "Companies"), on behalf of themselves (Alasio, Bonfiglio and the Companies collectively referred to as the "Releasing Entities") and each of their respective past, present and future Affiliates (excluding the Released Parties), and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing (collectively, the "Releasors"), hereby irrevocably, jointly and severally, knowingly and voluntarily, fully and forever, release and discharge:

     (a) RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Delaware, United States of America, (the "Entity Releasee"); and

     (b) each of the Entity Releasee's past, present and future Affiliates (excluding the Releasing Entities), and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing (collectively with the Entity Releasee, the "Released Parties"), from any and all Liabilities and Proceedings, which Releasors may have had or may now or hereafter have or claim or otherwise assert against or with respect to any one or more of the Released Parties for, upon or by reason of any matter, cause or thing whatsoever at any time on or before the date of this Agreement, including, without limitation, any claim relating to, referring to, arising out of, or in connection with (i) the Account Payable Obligations, (ii) the condition or value of the stock, financial statements, general ledgers, books of accounting, balances, capitalization, equity holdings, and any and all of the assets, operations, business or properties and Liabilities of the Companies,
(iii) any and all Contracts, agreements, understandings or relationships of any the Released Parties with any of the Releasors, (iv) any and all rights or entitlements as a shareholder, officer, director, employee, agent, creditor or otherwise of the Released Parties, as may have been at any time applicable to Releasors, (v) the Companies or their respective operations or the Entity Releasee's ownership of the Companies, or (vi) any and all other dealings between or among the parties, or any other claims, demands and Liabilities arising under any Legal Requirement, including, but not limited to, breach of contract, express or implied; slander, libel, or defamation of any kind or nature; tortious interference with contract; public policy torts of any kind or nature; breach of the covenant of good faith and fair dealing, express or implied; promissory estoppel; fraudulent concealment of material facts; breach of warranty, express or implied; breach of implied warranty of merchantability or fitness for a particular purpose; unjust enrichment; tort claims of any kind whatsoever; any other common-law or statutory claims whatsoever; compensatory, consequential or economic damages of any kind; liquidated or statutory damages; exemplary or punitive damages; litigation expenses; attorneys' fees; and any and all other damages directly or indirectly arising out of or connected in any way whatsoever with such Liabilities or Proceedings.

For purposes of this General Release, the following definitions apply:

"ACCOUNT PAYABLE OBLIGATIONS" shall mean certain Liabilities, including without limitation any net inter-company payable balances to the Subsidiaries as of the date of this Agreement;

"AFFILIATE" shall mean any Person, which, directly or indirectly, through one or more intermediaries, has control over or is under the control of one of the Parties.

"ARGENTINEAN GAAP" shall mean generally accepted accounting principles for financial reporting in the Republic of Argentina.

"CONTRACT" shall mean any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond, or other instrument or consensual obligation (whether written or oral and whether express or implied).

"GOVERNMENTAL BODY" shall mean any:

   (i) nation, region, state, county, city, town, village, district, or other jurisdiction;

   (ii)   federal, state, local, municipal, foreign or other government;

   (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

   (iv)   multinational   organization   (to  the  exclusion  of   multinational
          corporation or similar legal entity);

   (v)    body   exercising,   or  entitled  to  exercise  any   administrative,
          executive,  judicial,  legislative,   policy,  regulatory,  or  taxing
          authority or power of any nature; and

   (vi)   official of any of the foregoing.

"LEGAL REQUIREMENT" shall mean any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

"LIABILITIES" shall mean all manner and nature whatsoever of any past, present or future claims, costs, losses, liabilities, obligations, deficiencies, diminutions of value, expense, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, damages, actions, proceedings, causes of action or suits, judgments, executions and demands, including without limitation unpaid taxes, fees, levies, duties, tariffs, fines, penalties and other charges of any kind imposed by any Governmental Body, whether any of the foregoing arise in law or at equity, whether any of the foregoing are known or unknown, absolute, accrued, contingent, choate, inchoate, or otherwise, due or to become due, and whether any of the foregoing are or are not required to be reflected on a balance sheet prepared in accordance with (i) U.S. GAAP or (ii) Argentinean GAAP.

"ORDER" shall mean any order, injunction, judgement, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"PERSON" shall refer to an individual, or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equity holders or members.

"PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body or arbitrator.

"U.S. GAAP" shall mean generally accepted accounting principles for financial reporting in the United States of America.

     The Releasing Entities (excluding Bonfiglio) hereby irrevocably, jointly and severally, knowingly and voluntarily, agree to indemnify, defend and hold harmless the Released Parties and each of them, for, from and against any and all Liabilities (whether or not a Proceeding has been commenced) (i) arising from any matter released herein; and/or (ii) in connection with any Proceeding contrary to the provisions of this General Release. In this connection, the Releasing Entities agree that this General Release may be pleaded as a defense and/or a cross-complaint, counterclaim, cross-claim or third-party complaint in, and may serve as the basis for an abatement of or injunction against, each such lawsuit or proceeding.

     The Releasing Entities hereby agree that if Releasors, or any Person acting on behalf of, or in a representative capacity for, Releasors, initiates any action, proceeding or suit against any Released Party that challenges the legality, validity or enforceability of any of the terms or provisions of this General Release, Releasing Entities (excluding Bonfiglio) shall reimburse such Released Party, if and to the extent such Released Party enforces or defends this General Release or such Released Party's rights hereunder against such challenge, for all legal and other costs and expenses incurred by such Released Party and for all payments made by such Released Party, if any, in connection with or in satisfaction of any judgment, decree or settlement resulting from any such action, proceeding or suit.

     This General Release is not to be construed as an admission of liability on the part of any Released Party. This General Release may be modified only by written agreement of the Releasing Entities and the Entity Releasee. The provisions of this General Release shall be severable in the event that any provision hereof (including any provision within a single paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. This General Release shall be governed by and construed in accordance with the domestic substantive laws of the State of Arizona.

This General Release shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflict of laws. Releasors and/or any other Person claiming rights hereunder, hereby consent that any suit or other legal proceeding initiated by any of Releasors and/or any Person claiming any right under this General Release against any Released Parties shall be brought solely in the courts located in Maricopa County, State of Arizona, U.S.A. Each of Releasors hereby waives all right to trial by jury in any court, suit, action, or proceeding arising out of this General Release or related to any of the transactions contemplated hereunder. Each of Releasors hereby irrevocably designate, appoint, authorize and empower CT Corporation System with offices currently located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as his/its agent to receive on behalf of himself/itself and his/its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the courts located in Maricopa County, State of Arizona, U.S.A. Such service may be made by mailing or delivering a copy of such process to the relevant Party in care of the Process Agent at its address specified above, and each of the Releasing Entities hereby authorizes and directs the Process Agent to accept such service on his/its behalf.

     Releasors expressly assume the risk of any mistake of fact in connection with the true facts involved in the foregoing matters, and with respect to any facts which are now unknown to Releasors or to Releasors' agents or representatives relating thereto.

     In executing this General Release, Releasors are not relying and have not relied upon any oral representation or statement made by any Released Party. Releasors hereby represent and warrant that: (i) Releasors have read each and every provision of this General Release; (ii) Releasors fully understand the nature and consequences of the terms of this General Release and agree to be legally bound by them; (iii) Releasors execute this General Release with full knowledge of any and all rights which Releasors have and may have; (iv) Releasors have received or have had the opportunity to receive independent legal advice from Releasors' attorney with respect to Releasors' rights herein waived; and (v) Releasors have full and complete authority and legal capacity to execute this General Release on behalf of themselves or himself and each of Releasors' Affiliates.


                           [Intentionally Left Blank]

Wherefore, the authorized representatives of the undersigned Releasing Entities have executed this Agreement as of ___________ __, 2002.


By: Alasio Business Inc.                    By: Thomas W. Bonfiglio


------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio
Title: Attorney in Fact                     Name: Thomas W. Bonfiglio


By: Rural/Metro of Argentina S.A.           By: ECCO S.A.


------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: President                            Title: President


By: Rural/Metro Inversora S.R.L.            By: Samti Sala Movil
                                                de Terapia Intensiva S.R.L.

------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: Manager                              Title: Manager


By: Instituto del Investigaciones           By: Screen Medica S.A.
      del Corazon "Inicor" S.A.

------------------------------------        ------------------------------------
Name: Thomas W. Bonfiglio                   Name: Thomas W. Bonfiglio
Title: President                            Title: President

                                   APPENDIX B

        SELLER'S CLOSING DOCUMENTS DELIVERED PURSUANT TO SECTION 3.1 (A)

ANNEX B.1  Stock power and assignment representing the transfer of the Shares of
           Rural/Metro International, Inc., duly endorsed in blank.

ANNEX B.2  Board of Directors'  Resolution  approving  the sale of the Shares of
           Rural/Metro International, Inc. as adopted by:

               *    Rural/Metro Corporation (Delaware)

ANNEX B.3  Statutory  and other books (and any other  papers or documents in its possession) of:

               *    Comercial Ecoico, S.A.
               *    Ecco S.A.
               *    Line of Duty Ltda.
               *    Rural/Metro Argentina, L.L.C.
               *    Rural/Metro of Argentina, Inc.
               *    Rural/Metro of Argentina S.A.
               *    Rural/Metro Brasil, L.L.C.
               *    Rural/Metro of Brasil, Inc.
               *    Rural/Metro Netherlands Holdings, B.V.
               *    Rural/Metro International, Inc.
               *    Rural/Metro Inversora S.R.L.
               *    Samti Sala Movil S.R.L.
               *    Screen Medica S.A.

The  delivery  of  all  of  the  above   documents  shall  be  evidenced  by  an
acknowledgement of receipt of such documents.

ANNEX B.4  Revocation of all existing Powers of Attorney from:

               *    Comercial Ecoico, S.A.
               *    Line of Duty Ltda.
               *    Rural/Metro Argentina, L.L.C.
               *    Rural/Metro of Argentina, Inc.
               *    Rural/Metro Brasil, L.L.C.
               *    Rural/Metro of Brasil, Inc.
               *    Rural/Metro International, Inc.
               *    Rural/Metro Netherlands Holdings, B.V.

ANNEX B.5  Resignation  Letter  of each of the  Directors,  or,  as  applicable,
           Managers, of:

               *    Comercial Ecoico, S.A.
               *    Line of Duty Ltda.
               *    Rural/Metro Argentina, L.L.C.
               *    Rural/Metro of Argentina, Inc.
               *    Rural/Metro Brasil, L.L.C.

               *    Rural/Metro of Brasil, Inc.
               *    Rural/Metro International, Inc.
               *    Rural/Metro Netherlands Holdings, B.V.

ANNEX B.6  Minutes of Shareholders'  Meetings held prior to the Closing Date (a)
           approving and ratifying the (i) resignation of certain Directors, and
           (ii) the actions and duties of such resigning Directors, and (b) designating the new Directors, as adopted by:

               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.
               *    Rural/Metro of Argentina S.A.
               *    Screen Medica S.A.

ANNEX B.7  Board of Directors'  Resolution  adopted  prior to the  Closing  Date revoking all existing Powers of Attorney except for those specified in such Resolution, as adopted by:

               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.
               *    Rural/Metro of Argentina S.A.
               *    Screen Medica S.A.

ANNEX B.8  Quotaholders'  Resolutions  adopted  prior  to the  Closing  Date (a)
           approving and ratifying the (i) resignation of certain Managers,  and
           (ii) the actions and duties of such Manager, (b) appointing the new Managers, and (c) revoking all existing Powers of Attorney except for those specified in such Resolutions, as adopted by:

               *    Rural/Metro Inversora S.R.L.
               *    Samti Sala Movil S.R.L.

                                   APPENDIX C

         BUYER'S CLOSING DOCUMENTS DELIVERED PURSUANT TO SECTION 3.1 (B)

ANNEX C.1  Powers  of  Attorney  or  Board  of  Directors  or Managers Meetings'
           Minutes evidencing the legal authority to execute and deliver the Stock Purchase Agreement for the signatories of the following entities:

               *    Alasio Business Inc.
               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.
               *    Rural/Metro Inversora S.R.L.
               *    Rural/Metro of Argentina S.A.
               *    Samti Sala Movil SRL.
               *    Screen Medica S.A.

ANNEX C.2  Board of  Directors'  Resolution  or,  as  applicable,  Quotaholders'
           Resolution approving and ratifying the terms and conditions of the General Release referred to in Section 2.2 (a) of the Stock Purchase Agreement, as such were adopted, respectively, by:

               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.;
               *    Rural/Metro of Argentina S.A.
               *    Rural/Metro Inversora S.R.L.
               *    Samti Sala Movil S.R.L.
               *    Screen Medica S.A.

ANNEX C.3  Minutes  of  Shareholders'  Meetings  held on  the  Closing  Date (a)
           approving and ratifying the (i) transfer and registration of the Shares, and (i) resignation of the Board of Directors, (ii) the actions and duties of the Board of Directors as discharged up to and as of the Closing Date, (b) electing the new Board of Directors, and
           (d) approving the change of the company's (i) registered corporate office, and (ii) registered corporate name, as adopted by:

               *    Rural/Metro International, Inc.

ANNEX C.4  Board of Directors' Resolutions (a) acknowledging the transfer of the
           Shares, and (b) approving the issuance of new share certificate in the name of Alasio Business, Inc., as such Board Resolutions were adopted on the Closing Date by:

               *    The  formerly  named   "Rural/Metro   International,   Inc."
                    (Resolution adopted under the its newly registered corporate name pursuant to Resolutions adopted as per Annex C.3).

ANNEX C.5  Minutes  of  Shareholders'  Meetings  held on  the  Closing  Date (a)
           approving and ratifying the (i) resignation of the Board of Directors, and (ii) the actions and duties of the Board of Directors as discharged up to and as of the Closing Date, (b) electing the new Board of Directors, and (c) approving the change of the company's (i) registered corporate office, and (ii) registered corporate name, as such Resolutions were adopted, respectively, by:

               *    Rural/Metro of Argentina, Inc.
               *    Rural/Metro of Brasil, Inc.

ANNEX C.6  Minutes of the  Shareholders'  Meetings held on the Closing Date, (a)
           approving and ratifying the (i) resignation of the Board of Directors, and (ii) the actions and duties of the Board of Directors as discharged up to and as of the Closing Date, and (b) electing the new Board of Directors, as such were adopted, respectively, by:

               *    Comercial Ecoico, S.A.
               *    Rural/Metro Netherlands Holdings, B.V.

ANNEX C.7  Quotaholders'  Resolutions  adopted on the Closing Date (a) approving and ratifying the (i) resignation of the Managers, and (ii) the actions and duties of such Managers as discharged up to and as of the Closing, Date, and (b) approving the change of the company's (i) registered corporate office, and (ii) registered corporate name, as adopted, respectively, by

               *    Rural/Metro Argentina, L.L.C.
               *    Rural/Metro Brasil, L.L.C.

ANNEX C.8  Quotaholders'  Resolutions  adopted on the Closing Date (a) approving and ratifying the (i) resignation of the Manager, and (ii) the actions and duties of the such Manager as discharged up to and as of the Closing, and (b) appointing the new Manager, as such Resolutions were adopted by:

               *    Line of Duty Ltda.

ANNEX C.9  Minutes of the Shareholders  Meetings  held on the Closing  Date with respect to the Resolutions adopted at the last Shareholders' Meeting, ratifying and approving (a) the resignation of certain members of the Board of Directors, and (ii) the actions and duties of such resigning Board Members as discharged up to and as of the Closing Date, and (b) electing new Members to the Board of Directors, as such Minutes were respectively adopted by:

               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.
               *    Rural/Metro of Argentina S.A.
               *    Screen Medica S.A.

ANNEX C.10 Board of  Directors'  Resolutions  adopted  on the  Closing  Date and ratifying prior Board's Resolutions revoking all existing Powers of Attorney, and other Resolutions as adopted by:

               *    Ecco S.A.
               *    Instituto de Investigaciones del Corazon "Inicor" S.A.

               *    Rural/Metro of Argentina S.A.
               *    Screen Medica S.A.

ANNEX C.11 Quotaholders  or Managers'  Resolutions  adopted on  the Closing Date and ratifying prior Quotaholders' or Manager's Resolutions approving and ratifying the (i) resignation of certain Managers as specified in such Resolutions, (ii) the actions and duties of such Manager as discharged up to and as of the Closing, and (iii) the revocation of all existing Powers of Attorney, and other Resolutions, as such resolutions were adopted by:

               *    Rural/Metro Inversora Sociedad de Responsabilidad Limitada
               *    Samti Sala Movil S.R.L.

                                   APPENDIX D
                              FOREIGN SUBSIDIARIES


1 - RURAL/METRO ARGENTINA, L.L.C.

2 - RURAL/METRO BRASIL, L.L.C.

3 - RURAL/METRO OF ARGENTINA, INC.

4 - RURAL/METRO OF BRASIL, INC.

5 - LINE OF DUTY LTDA.

6 - COMERCIAL ECOICO, S.A.

7 - RURAL/METRO NETHERLANDS HOLDING, B.V.